                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 29, 2002

                              DYNEGY HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                   0-29311                 94-3248415
(State or other jurisdiction  (Commission File Number)     (IRS Employer
     of incorporation)                                   Identification No.)

                           1000 Louisiana, Suite 5800
                              Houston, Texas 77002
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (713) 507-6400

                                 Not Applicable
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS.

     Dynegy Holdings Inc. ("Dynegy Holdings") has recently become aware of the public announcement of several class action lawsuits that have been commenced on behalf of purchasers of publicly traded securities of Dynegy Inc., Dynegy Holdings' wholly owning parent company ("Dynegy"), generally during the period between April 2001 and April 2002. Dynegy has not been served with complaints relating to these actions. However, based on press reports relating to these complaints, Dynegy Holdings understands that they principally assert that Dynegy and certain of its officers and directors violated the federal securities laws in connection with Dynegy's accounting treatment and disclosure of the natural gas supply transaction that was entered into by Dynegy in April 2001 and the subject of Dynegy's and Dynegy Holdings' Current Reports on Form 8-K filed on April 25, 2002. Dynegy Holdings anticipates that additional suits of this nature may be commenced and that all such suits will eventually be consolidated in a single court. Dynegy Holdings will fully analyze these allegations once the complaints are received and, based on its current understanding, believes these allegations are without merit and expects Dynegy to vigorously defend against them.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

c) Exhibits. The following exhibits are filed with this document: None.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DYNEGY HOLDINGS INC.

                        BY:     /s/ Keith R. Fullenweider
                                ---------------------------------------------
                                Keith R. Fullenweider
                                Senior Vice President, Deputy General Counsel and Secretary

Dated: April 29, 2002